FRONTIER FINANCIAL CORPORATION
332 SW Everett Mall Way
Everett, Washington 98204

Contact: Patrick M. Fahey
Frontier Financial Corporation
Chairman and CEO
425-423-7250

Michael Clementz
Frontier Financial Corporation
President
425-514-0717

John J. Dickson
Frontier Bank
President
425-514-0700

NEWS RELEASE

For release January 29, 2009, 5:30 A.M. PST

FRONTIER FINANCIAL CORPORATION ANNOUNCES
FOURTH QUARTER AND YEAR END DECEMBER 31, 2008 RESULTS

EVERETT, WASHINGTON – January 29, 2009 – Frontier Financial Corporation (NASDAQ: FTBK) today announced results for the three months and year ended December 31, 2008.  For the three months ended December 31, 2008, the Corporation reported a net loss of $89.5 million, or ($1.90) per diluted share, compared to net income of $18.0 million, or $0.40 per diluted share, for the three months ended December 31, 2007.  Contributing to the fourth quarter 2008 net loss was a $77.1 million noncash charge related to the impairment of goodwill and a $44.4 million provision for loan losses.  The $77.1 million goodwill impairment represents the complete write-off of goodwill recorded in prior acquisitions.  The impairment of goodwill does not impact liquidity, operations, tangible capital or the Corporation’s capital ratios.

For the year ended December 31, 2008, net loss totaled $89.7 million, compared to net income of $73.9 million for the year ended December 31, 2007.  The decrease in net income for the period is primarily attributable to the $108.6 million increase in the provision for loan losses and a $77.1 million noncash goodwill impairment charge.  On a diluted per share basis, net loss for the year ended December 31, 2008, was ($1.91) per share, compared to net income of $1.62 per share for the year ended December 31, 2007.

The Corporation’s net operating loss was $16.7 million, or ($0.35) per diluted share, for the fourth quarter 2008, which excludes the $77.1 million noncash goodwill impairment charge and the $3.1 million gain on sale of securities.  This compared to a $7.7 million net operating loss, or ($0.16) per diluted share, for the third quarter 2008, excluding provision for loss on securities and loss on sale of securities totaling $7.5 million; and net operating income of $18.0 million, or $0.40 per diluted share, for the fourth quarter 2007.

The increase in the provision for loan losses for the three months and year ended December 31, 2008, is largely attributable to deteriorating credit quality in our real estate construction and land development portfolios.  During the fourth quarter of 2008, nonperforming real estate construction and land development loans increased $183.0 million, to $359.0 million, compared to $176.0 million for the third quarter 2008.  Management continues to recognize loan quality deterioration on a timely basis and aggressively address work out strategies.  Net charge-offs related to these two portfolios also increased $25.6 million during the period.  For the year ended December 31, 2008, nonperforming real estate construction and land development loans increased $339.2 million and net charge-offs related to these portfolios increased $43.8 million, compared to the prior year ended.

During the fourth quarter, we recorded a noncash charge of $77.1 million, or ($1.64) per diluted share, related to the impairment of goodwill.  This write down resulted from goodwill impairment testing that was performed at the end of the fourth quarter due to the quarterly decline in the stock price and the resulting difference between the market capitalization and book value of the Corporation.  The results of the goodwill impairment testing demonstrated that the estimated fair value of the Corporation, or reporting unit, was less than the book value, resulting in full impairment.

Patrick M. Fahey, Chairman and CEO of Frontier Financial Corporation said, “The Board of Directors, in responding to these challenging and unprecedented times, has taken a number of corrective actions.  The leadership of the Corporation was restructured to enhance the effort to rebalance the Bank to a portfolio with a much smaller concentration in real estate lending and an increase in commercial and industrial business and consumer loans.”

In the third quarter, we announced strategies to improve asset quality, preserve capital, reduce expenses and grow core deposits.  Our newly expanded special assets group continues to focus on reducing nonperforming assets.  Management was successful in reducing construction and land development loans by $107.7 million in the fourth quarter of 2008 compared to third quarter.  However, given the current economic conditions and the effects on the housing market, this process is going to take time.  At December 31, 2008, nonperforming assets totaled $446.0 million, or 10.9% of total assets.  This compares to nonperforming assets of $208.9 million, or 4.9% of total assets, at September 30, 2008, and $21.3 million, or 0.53% of total assets, at December 31, 2007.

In an effort to further preserve capital, in December of 2008 the Board of Directors voted to suspend the payment of the quarterly cash dividend, beginning in the first quarter 2009.  Previously in July 2008, the Board of Directors decided to reduce the quarterly cash dividend to $0.06 per share, down from $0.18 in the previous quarter.

As part of our strategy to reduce noninterest expense, there were no performance bonuses paid or discretionary profit sharing contributions made to the Employee Benefit Plan for the year ended December 31, 2008.  This cost reduction measure is in addition to the previously announced reduction in executive management compensation and elimination of Bank Board meeting fees.  On an ongoing basis, additional cost saving measures will be put into place.

Deposit growth continues to be a strong focus for the Corporation.  Even though our total deposit balances declined on a linked quarter basis, total noninterest bearing deposits increased $18.2 million, or 4.8%.  We are anticipating further deposit growth in 2009, as we recently formed our Business Banking team consisting of 38 experienced business bankers, which are existing employees of the Bank, to focus on generating loans and deposits with small to medium sized businesses.  In addition, management has introduced a new incentive program based on deposit growth.

Capital

Management constantly monitors the level of capital, considering, among other things, our present and anticipated needs, current market conditions and other relevant factors, which may necessitate changes in the level of capital.  Total capital at December 31, 2008, was $352.0 million, compared to $443.7 million at September 30, 2008 and $459.6 million at December 31, 2007.  Total tangible capital at December 31, 2008, was $351.2 million, compared to $365.8 million at September 30, 2008 and $381.5 million at December 31, 2007.

For the year ended December 31, 2008, we paid cash dividends totaling $22.4 million, compared to $29.0 million for the year ended December 31, 2007.  For the third and fourth quarters of 2008, the Board of Directors declared a $0.06 per share quarterly cash dividend.  This compares to quarterly cash dividends of $0.165 and $0.17 per share for the third and fourth quarters of 2007, respectively.  The decision to reduce the quarterly cash dividend came as a result of our concern over the continuing deterioration in the housing market and the need to preserve capital.  Beginning in the first quarter of 2009, the Board of Directors decided to suspend the payment of the quarterly cash dividend to further preserve capital.

Consolidated regulatory capital ratios as of December 31, 2008, were as follows:

	Tier I	Tier 2	Leverage
	(Core) Capital	(Total) Capital	Capital
Actual as of December 31, 2008	9.64%	10.91%	8.62%

Regulatory minimum for "well
capitalized" purposes	6.00%	10.00%	5.00%

Review of Financial Condition

General

At December 31, 2008, total assets were $4.10 billion and deposits totaled $3.28 billion.  This compares to total assets of $4.24 billion and deposits of $3.40 billion at September 30, 2008, and total assets of $4.00 billion and deposits of $2.94 billion at December 31, 2007.  Net loans of $3.67 billion at December 31, 2008, reflect a decrease of 1.6% from September 30, 2008, and an increase of 3.0% from December 31, 2007.

Loans

At December 31, 2008, total loans, including loans held for resale, were $3.78 billion, compared to $3.83 billion at September 30, 2008, and $3.61 billion at December 31, 2007.  The decrease in total loans on a linked quarter basis is attributable to a decrease in new loan originations, loan pay downs and an increase in charge-offs for the period.  With few exceptions, we have suspended the origination of new real estate construction, land development and completed lot loans.  New loan originations for the fourth quarter 2008, totaled $58.6 million, compared to $175.6 million for the third quarter 2008, a decrease of $117.0 million, or 66.6%.  For the fourth quarter 2007, new loan originations totaled $209.2 million, which was $150.6 million, or 72.0%, greater than the fourth quarter 2008.

The year over year increase in total loans is primarily attributable to the decrease in undisbursed commitments to lend.  At December 31, 2008, total undisbursed commitments to lend were $484.4 million, compared to $873.2 million at December 31, 2007, a decrease of $388.8 million, or 44.5%.  Total undisbursed commitments to lend were $650.8 million at September 30, 2008.

Allowance for Loan Losses

The total allowance for loan losses was $112.6 million, or 2.98%, of total loans outstanding at December 31, 2008, compared to $106.6 million, or 2.78%, at September 30, 2008, and $54.0 million, or 1.49%, at December 31, 2007.  The allowance for loan losses, including the reclassified allocation for undisbursed loans of $2.1 million, would amount to a total allowance of $114.6 million, or 3.03%, of total loans outstanding as of December 31, 2008.

For the year ended December 31, 2008, the provision for loan losses increased $108.6 million, to $120.0 million, compared to $11.4 million for the year ended December 31, 2007.  Net charge-offs increased $62.1 million, to $63.0 million in 2008, compared to $920 thousand in 2007.

Net charge-offs totaled $39.2 million, or 1.02% of average quarterly loans, for the quarter ended December 31, 2008.  This compares to net charge-offs of $14.3 million, or 0.37%, and $594 thousand, or 0.02%, for the quarters ended September 30, 2008, and December 31, 2007, respectively.

Credit Quality

Nonperforming assets are summarized as follows (in thousands):

	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Commercial and industrial	$12,908	$1,256	$394	$18	$159
Real estate:
Commercial	10,937	2,986	-	-	-
Construction	181,905	135,419	96,526	24,950	19,842
Land development	177,139	40,602	13,450	10,594	-
Completed lots	34,005	17,949	7,872	2,525	804
Residential 1-4 family	17,686	6,985	1,010	666	93
Installment and other	645	-	684	14	10
Total nonaccruing loans	435,225	205,197	119,936	38,767	20,908

Other real estate owned	10,803	3,693	3,681	633	367
Total nonperforming assets	$446,028	$208,890	$123,617	$39,400	$21,275

Restructured loans	-	-	-	-	-

Total loans at end of period (1)	$3,778,733	$3,832,052	$3,807,278	$3,716,950	$3,612,122
Total assets at end of period	$4,104,445	$4,244,963	$4,156,721	$4,062,825	$3,995,689

Total nonaccruing loans to total loans	11.52%	5.35%	3.15%	1.04%	0.58%
Total nonperforming assets to total assets	10.87%	4.92%	2.97%	0.97%	0.53%

(1) Includes loans held for resale.

The ratio of loans past due over 30 days was 14.81% of total loans at December 31, 2008, compared to 9.91% at September 30, 2008, and 0.91% at December 31, 2007.

Results of Operations

Net interest income

Net interest income for the three months ended December 31, 2008, was $33.9 million, compared to $49.5 million for the three months ended December 31, 2007, a decrease of $15.7 million, or 31.6%.  Higher average loan balances contributed $3.4 million to net interest income, while changes in interest rates decreased net interest income by $19.1 million.  For the quarter, average earning assets increased $459.0 million, or 13.0%, and average interest bearing liabilities increased $426.5 million, or 11.5% from the prior year.  The average quarterly yield on earning assets decreased 289 basis points to 6.04% for the fourth quarter 2008, compared to 8.93% for the fourth quarter 2007.

On a linked quarter basis, net interest income decreased $6.9 million, or 16.9%.  For the quarter ended December 31, 2008, average earning assets totaled $4.00 billion, compared to $4.06 billion for the quarter ended September 30, 2008.  For the same period, the average yield on earning assets decreased 74 basis points to 6.04% from 6.78%.  For the quarter ended December 31, 2008, average interest bearing liabilities totaled $3.29 billion with an average cost of 3.21%, compared to average interest bearing liabilities of $3.36 billion, with an average cost of 3.33%, for the quarter ended September 30, 2008.

For the twelve months ended December 31, 2008, net interest income totaled $166.9 million, compared to $186.6 million for twelve months ended December 31, 2007, a decrease of $19.7 million, or 10.6%.  Higher average balances contributed $27.6 million to net interest income, whereas rate changes decreased net interest income by $47.3 million.  For the period, average earning assets increased $631.9 million, or 19.1%, and average interest bearing liabilities increased $595.2 million, or 22.4%.  The average yield on earning assets decreased 197 basis points to 7.10% for the year ended December 31, 2008, compared to 9.07% for the prior year ended.

The annualized tax equivalent net interest margin was 3.42% for the quarter ended December 31, 2008, compared to 4.05% for the quarter ended September 30, 2008, and 5.63% for the quarter ended December 31, 2007.  The tax equivalent net interest margin for the year ended December 31, 2008, was 4.26%, compared to 5.67% for the year ended December 31, 2007.

During the fourth quarter of 2008, we had $5.5 million of interest accruals reversed as a result of loans being placed on nonaccrual status, which lowered the tax equivalent net interest margin by 55 basis points.  Total interest accruals reversed during the twelve months ended December 31, 2008, were $9.5 million, which lowered the year to date tax equivalent net interest margin by 24 basis points.  The remainder of the decrease in net interest margins can be attributed to the decreases in interest rates by the Federal Reserve, and the resulting repricing of loans at lower rates, along with the lower loan fees as a result of reduced loan originations that decreased 72% from fourth quarter 2007 to fourth quarter 2008.

Noninterest income

For the three months ended December 31, 2008, total noninterest income increased $3.7 million, or 97.4%, compared to the three months ended December 31, 2007.  The increase in total noninterest income is primarily attributable to the $3.1 million increase in gain on sale of securities.  During the fourth quarter of 2008, we sold stock for a pre-tax gain of $2.5 million and certain agency securities for a pre-tax gain of $532 thousand.  In addition, we also sold Fannie Mae and Freddie Mac preferred stock that we wrote down in the third quarter of 2008 for a pre-tax gain of $68 thousand.

On a linked quarter basis, total noninterest income increased $10.7 million.  During the third quarter of 2008, we recognized a $6.4 million pre-tax loss related to other than temporarily impaired investments in Fannie Mae, Freddie Mac and Lehman Brothers.  We also sold one security at a pre-tax loss of $1.0 million.

For the twelve months ended December 31, 2008, total noninterest income was $14.8 million, compared to $13.3 million for the twelve months ended December 31, 2007, an increased of $1.5 million, or 11.4%.  Excluding the nonrecurring items other noninterest income increased $2.4 million or 17.2% over the same period.

Noninterest expense

Total noninterest expense was $17.9 million, excluding the $77.1 million noncash charge for goodwill impairment for the three months ended December 31, 2008, compared to $20.2 million for the three months ended December 31, 2007, a decrease of $2.3 million, or 11.7%.  For the period, salaries and employee benefits decreased $3.5 million, partially offset by an increase in other noninterest expense of $1.5 million.  We reversed approximately $2.7 million in accruals related to annual performance bonuses and discretionary profit sharing contributions due to the net loss for the year.  The increase in other noninterest expense primarily relates to increases in FDIC insurance assessments resulting from a one-time credit of approximately $1.2 million in 2007 and premium increases in 2008 and $397 thousand related to foreclosure expense.

On a linked quarter basis, excluding the $77.1 million goodwill impairment charge in the fourth quarter, total noninterest expense decreased $4.2 million, or 19.0%.  Salaries and employee benefits decreased $3.0 million, or 24.3%, primarily due reversal of the accrual for bonuses and profit sharing contributions.  In addition, the number of FTEs decreased to 3.4% on a linked quarter basis.

Other noninterest expense totaled $21.4 million for the twelve months ended December 31, 2008, compared to $15.2 million for the twelve months ended December 31, 2007, an increase of $6.3 million, or 41.4%.  The most significant increase related to the FDIC insurance assessment, which increased $2.3 million for the period.  The increase in the FDIC assessment resulted from a one-time credit of approximately $1.2 million in 2007, to offset future assessments as required by the Federal Deposit Insurance Reform Act of 2005, and premium increases in 2008.  Consulting fees increased $1.5 million for the twelve months ended December 31, 2008, compared to the same period for the prior year.  Additionally, foreclosure expense increased $447 thousand, legal fees increased $367 thousand and collection expense increased $226 thousand.  These increases directly correspond to the increase in nonperforming assets over the period. Director expense decreased $143 thousand as the directors elected to forego their monthly meeting fee beginning in the fourth quarter 2008.

Liquidity

We continue to closely monitor and manage our liquidity position understanding that this is of critical importance in today’s tight market.  Attracting and retaining customer deposits remains our primary source of liquidity.  Management has the ability to access additional sources of liquidity, such as the sale of available for sale securities and additional borrowings from the FHLB. At December 31, 2008, we had $1.15 billion of total liquidity available.  We have a policy that the minimum liquidity to total assets ratio remain at 12.5%.  At December 31, 2008, liquidity to total assets was 28.0%.

Merger Activity

Washington Banking Company

As previously announced, on May 29, 2008, we received a notice from Washington Banking Company (“WBCO”) purporting to terminate our merger agreement dated September 26, 2007. For the year ended December 31, 2008, $729 thousand, pre-tax, of costs and expenses incurred in connection with the transaction were expensed.

Bank of Salem

On November 30, 2007, we closed our merger with Bank of Salem. At the time of closing, Bank of Salem had approximately $199.8 million in loans, $169.5 million in deposits and $27.0 million in capital.  The annual growth comparisons include the impact of the Bank of Salem merger.

Certain amounts in prior years’ financial statements have been reclassified to conform to the 2008 presentation.  These classifications have not had an effect on previously reported income or total equity.

Frontier Financial Corporation is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank.  Frontier Bank offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

NONGAAP FINANCIAL MEASURES - This news release contains certain nonGAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with Frontier’s GAAP financial information. A reconciliation of the included nonGAAP financial measures to GAAP measures is included elsewhere in this release.

CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected.  The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release.

Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier’s 2007 Form 10-K.

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except for shares and per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007
INTEREST INCOME
Interest and fees on loans	$59,343	$67,161	$77,914
Interest on investments	1,049	1,660	1,490
Total interest income	60,392	68,821	79,404
INTEREST EXPENSE
Interest on deposits	22,715	24,390	25,601
Interest on borrowed funds	3,822	3,705	4,282
Total interest expense	26,537	28,095	29,883

Net interest income	33,855	40,726	49,521
PROVISION FOR LOAN LOSSES	44,400	42,100	6,000
Net interest income (loss) after
provision for loan losses	(10,545)	(1,374)	43,521
NONINTEREST INCOME
Provision for loss on securities	-	(6,431)	-
Gain (loss) on sale of securities	3,129	(1,026)	-
Gain on sale of secondary mortgage loans	247	308	375
Gain on sale of other real estate owned	4	81	-
Service charges on deposit accounts	1,291	1,384	1,318
Other noninterest income	2,831	2,511	2,107
Total noninterest income	7,502	(3,173)	3,800

NONINTEREST EXPENSE
Salaries and employee benefits	9,398	12,420	12,891
Occupancy expense	2,406	3,161	2,543
State business taxes	370	498	565
Other noninterest expense	5,690	5,978	4,227
	17,864	22,057	20,226
Goodwill impairment	77,073	-	-
Total noninterest expense	94,937	22,057	20,226

INCOME (LOSS) BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES	(97,980)	(26,604)	27,095
PROVISION (BENEFIT) FOR INCOME TAXES	(8,464)	(8,808)	9,080
NET INCOME (LOSS)	$(89,516)	$(17,796)	$18,015
Weighted average number of
shares outstanding for the period	47,038,400	47,010,944	44,645,895
Basic earnings (losses) per share	$(1.90)	$(0.38)	$0.40
Weighted average number of diluted shares
outstanding for period	47,038,400	47,010,944	44,871,141
Diluted earnings (losses) per share	$(1.90)	$(0.38)	$0.40

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
 (In thousands, except for shares and per share amounts)
(Unaudited)

PRO FORMA DISCLOSURES EXCLUDING THE EFFECTS OF THE (GAIN) LOSS ON SECURITIES AND THE GOODWILL IMPAIRMENT

	Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007

NET INCOME (LOSS)	$(89,516)	$(17,796)	$18,015

ADJUSTMENTS
Provision for loss on securities	-	6,431	-
(Gain) loss on sale of securities	(3,129)	1,026	-
Goodwill impairment	77,073	-	-
Total adjustments	73,944	7,457	-

INCOME (LOSS) BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES	(15,572)	(10,339)	18,015

INCOME TAX PROVISION (BENEFIT)
RELATED TO ADJUSTMENTS	1,095	(2,610)	-

NET INCOME (LOSS) FROM RECURRING
OPERATIONS	$(16,667)	$(7,729)	$18,015

Weighted average number of
shares outstanding for the period	47,038,400	47,010,944	44,645,895

Basic earnings (losses) per share
EXCLUDING the effects of (gain)
loss on securities and goodwill
impairment	$(0.35)	$(0.16)	$0.40

Weighted average number of diluted shares
outstanding for the period	47,038,400	47,010,944	44,871,141

Diluted earnings (losses) per share
EXCLUDING the effects of (gain)
loss on securities and goodwill
impairment	$(0.35)	$(0.16)	$0.40

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (Continued)
(In thousands, except for shares and per share amounts)
(Unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2008	2007
INTEREST INCOME
Interest and fees on loans	$273,392	$294,099
Interest on investments	5,663	5,573
Total interest income	279,055	299,672
INTEREST EXPENSE
Interest on deposits	96,091	97,080
Interest on borrowed funds	16,094	15,961
Total interest expense	112,185	113,041

Net interest income	166,870	186,631
PROVISION FOR LOAN LOSSES	120,000	11,400
Net interest income after
provision for loan losses	46,870	175,231
NONINTEREST INCOME
Provision for loss on securities	(6,430)	-
Gain (loss) on sale of securities	4,570	(937)
Gain on sale of secondary mortgage loans	1,321	1,586
Gain on sale of premises and equipment	30	24
Gain on sale of other real estate owned	97	-
Service charges on deposit accounts	5,421	4,721
Other noninterest income	9,821	7,915
Total noninterest income	14,830	13,309

NONINTEREST EXPENSE
Salaries and employee benefits	48,403	48,297
Occupancy expense	11,148	9,956
State business taxes	2,013	2,066
FHLB prepayment penalty	-	1,534
Other noninterest expense	21,435	15,163
	82,999	77,016
Goodwill impairment	77,073	-
Total noninterest expense	160,072	77,016

INCOME (LOSS) BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES	(98,372)	111,524
PROVISION (BENEFIT) FOR INCOME TAXES	(8,635)	37,586
NET INCOME (LOSS)	$(89,737)	$73,938
Weighted average number of
shares outstanding for the period	46,991,625	45,265,723
Basic earnings (losses) per share	$(1.91)	$1.63
Weighted average number of diluted shares
outstanding for period	46,991,625	45,601,066
Diluted earnings (losses) per share	$(1.91)	$1.62

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
 (In thousands, except for shares and per share amounts)
(Unaudited)

PRO FORMA DISCLOSURES EXCLUDING THE EFFECTS OF THE (GAIN) LOSS ON SECURITIES AND THE GOODWILL IMPAIRMENT

	Twelve Months Ended
	December 31,	December 31,
	2008	2007
NET INCOME (LOSS)	$(89,737)	$73,938

ADJUSTMENTS
Provision for loss on securities	6,430	-
(Gain) loss on sale of securities	(4,570)	-
Goodwill impairment	77,073	-
Total adjustments	78,933	-

INCOME (LOSS) BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES	(10,804)	73,938

INCOME TAX PROVISION (BENEFIT)
RELATED TO ADJUSTMENTS	(651)	-

NET INCOME (LOSS) FROM RECURRING
OPERATIONS	$(10,153)	$73,938

Weighted average number of
shares outstanding for the period	46,991,625	45,265,723

Basic earnings (losses) per share
EXCLUDING the effects of (gain)
loss on securities and goodwill
impairment	$(0.22)	$1.63

Weighted average number of diluted shares
outstanding for the period	46,991,625	45,601,066

Diluted earnings (losses) per share
EXCLUDING the effects of (gain)
loss on securities and goodwill
impairment	$(0.22)	$1.62

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except for shares and per share amounts)
(Unaudited)

	December 31,	September 30,	December 31,
	2008	2008	2007
ASSETS
Cash and due from banks	$52,022	$56,707	$99,102
Federal funds sold	117,740	130,334	5
Securities
Available for sale, at fair value	90,606	98,095	131,378
Held to maturity, at amortized cost	3,085	3,737	3,743
Total securities	93,691	101,832	135,121

Loans held for resale	6,678	3,104	6,227
Loans	3,772,055	3,828,948	3,605,895
Allowance for loan losses	(112,556)	(106,635)	(53,995)
Net loans	3,666,177	3,725,417	3,558,127

Premises and equipment, net	51,502	51,823	47,293
Intangible assets	794	77,938	78,150
Federal Home Loan Bank (FHLB) stock	19,885	15,622	18,738
Bank owned life insurance	24,321	24,056	23,734
Other real estate owned	10,803	3,693	367
Other assets	67,510	57,541	35,052
Total assets	$4,104,445	$4,244,963	$3,995,689

LIABILITIES
Deposits
Noninterest bearing	$395,451	$377,279	$390,526
Interest bearing	2,879,714	3,026,715	2,552,710
Total deposits	3,275,165	3,403,994	2,943,236

Federal funds purchased and
securities sold under repurchase agreements	21,616	34,701	258,145
Federal Home Loan Bank advances	429,417	329,833	298,636
Junior subordinated debt	5,156	5,156	5,156
Other liabilities	21,048	27,548	30,904
Total liabilities	3,752,402	3,801,232	3,536,077

SHAREOWNERS' EQUITY
Common stock, no par value; 100,000,000 shares authorized	256,137	255,575	252,016
Retained earnings	98,020	187,591	202,729
Accumulated other comprehensive income (loss), net of tax	(2,114)	565	4,867
Total shareowners' equity	352,043	443,731	459,612
Total liabilities and shareowners' equity	$4,104,445	$4,244,963	$3,995,689

Shares outstanding at end of period	47,095,103	47,023,716	46,950,878

Book value	$7.48	$9.44	$9.79
Tangible book value	$7.46	$7.78	$8.12

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS
(In thousands)
(Unaudited)

	For the Period Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Loans by Type (including loans
held for resale)
Commercial and industrial	$457,215	$452,286	$448,360	$416,154	$402,569
Real Estate:
Commercial	1,044,833	1,049,939	1,048,321	1,025,047	1,003,916
Construction	949,909	1,030,591	1,048,552	1,084,264	1,062,662
Land development	580,453	607,501	598,931	565,690	537,410
Completed lots	249,685	242,234	236,004	245,500	249,573
Residential 1-4 family	431,170	379,485	357,650	312,545	288,571
Installment and other loans	65,468	70,016	69,460	67,750	67,421
Total loans	$3,778,733	$3,832,052	$3,807,278	$3,716,950	$3,612,122

Allowance for Loan Losses
Balance at beginning of period	$57,658	$57,658	$57,658	$57,658	$44,195
Provision for loan losses	120,000	75,600	33,500	9,000	11,400
Loans charged-off
Commercial and industrial	(3,101)	(1,167)	(381)	(138)	(1,183)
Real Estate:
Commercial	(1,264)	-	-	-	-
Construction	(31,968)	(17,316)	(9,275)	(2,652)	(201)
Land development	(12,165)	(1,050)	-	(250)	-
Completed lots	(13,839)	(4,031)	-	(26)	-
Residential 1-4 family	(846)	(250)	-	-	(300)
Installment and other loans	(343)	(246)	(106)	(24)	(222)
Total charged-off loans	(63,526)	(24,060)	(9,762)	(3,090)	(1,906)
Recoveries
Commercial and industrial	308	237	226	94	845
Real Estate:
Commercial	-	-	-	-	-
Construction	161	9	10	7	-
Land development	-	-	-	-	-
Completed lots	9	5	-	-	-
Residential 1-4 family	-	-	-	-	-
Installment and other loans	28	23	11	7	141
Total recoveries	506	274	247	108	986
Net (charge-offs) recoveries	(63,020)	(23,786)	(9,515)	(2,982)	(920)
Balance before portion identified
for undisbursed loans	114,638	109,472	81,643	63,676	54,675
Reserve acquired in merger	-	-	-	-	2,983
Portion of reserve identified for
undisbursed loans	(2,082)	(2,837)	(2,921)	(3,399)	(3,663)
Balance at end of period	$112,556	$106,635	$78,722	$60,277	$53,995

Allowance for loan losses as a
percentage of total loans,
including loans held for resale	2.98%	2.78%	2.07%	1.62%	1.49%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

	For the Period Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Nonperforming Assets
Nonaccruing loans	$435,225	$205,197	$119,936	$38,767	$20,908
Other real estate owned	10,803	3,693	3,681	633	367
Total nonperforming assets	446,028	208,890	123,617	39,400	21,275

Restructured loans	-	-	-	-	-
Total impaired assets	$446,028	$208,890	$123,617	$39,400	$21,275

Total nonaccruing loans to total loans	11.52%	5.35%	3.15%	1.04%	0.58%
Total NPA to total assets	10.87%	4.92%	2.97%	0.99%	0.53%

Interest Bearing Deposits
Money market, sweep and NOW	$325,554	$557,323	$600,023	$733,551	$745,780
Savings	365,114	418,535	367,731	305,982	254,722
Time deposits	2,189,046	2,050,857	1,939,297	1,750,346	1,552,208
Total interest bearing deposits	$2,879,714	$3,026,715	$2,907,051	$2,789,879	$2,552,710

Capital Ratios
Tier 1 leverage ratio	8.62%	8.88%	9.69%	9.94%	10.55%
Tier 1 risk-based capital ratio	9.64%	9.48%	9.96%	10.13%	10.13%
Total risk-based capital ratio	10.91%	10.75%	11.22%	11.38%	11.38%

	For the Three Months Ended
Performance Ratios	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
ROA (annualized)	-8.68%	-1.69%	0.20%	1.55%	1.95%
ROE (annualized)	-81.58%	-15.32%	1.75%	13.36%	17.21%
Efficiency ratio	50%	49%	43%	42%	37%

Average assets	$4,125,319	$4,221,730	$4,087,538	$3,989,829	$3,698,795
Average shareowners' equity	$438,908	$464,500	$473,750	$464,248	$418,696

	For the Period Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
ROA (annualized)	-2.18%	-0.01%	0.87%	1.55%	2.13%
ROE (annualized)	-19.42%	-0.06%	7.44%	13.36%	18.76%
Efficiency ratio	45%	44%	42%	42%	37%

Average assets	$4,107,571	$4,102,034	$4,041,808	$3,989,829	$3,470,564
Average shareowners' equity	$461,981	$469,727	$472,369	$464,248	$394,176

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

Quarterly Average Balances
	December 31, 2008	December 31, 2007	$ Change	% Change
Assets
Cash and due from banks	$48,279	$52,813	$(4,534)	-8.6%
Federal funds sold	44,246	4,133	40,113	970.6%

Securities available for sale	97,124	99,893	(2,769)	-2.8%
Securities held to maturity	3,517	4,270	(753)	-17.6%
Total securities	100,641	104,163	(3,522)	-3.4%

Loans held for sale	2,414	4,135	(1,721)	-41.6%
Loans
Commercial and industrial	456,594	380,063	76,531	20.1%
RE commercial	1,051,625	960,009	91,616	9.5%
Re construction	1,022,043	998,104	23,939	2.4%
RE land development	602,838	514,209	88,629	17.2%
RE completed lots	249,849	215,846	34,003	15.8%
RE mortgage	385,218	283,953	101,265	35.7%
Installment and other	69,656	64,313	5,343	8.3%
Total	3,840,237	3,420,632	419,605	12.3%
Allowance for credit losses	(121,288)	(48,245)	(73,043)	151.4%
Net loans	3,718,949	3,372,387	346,562	10.3%

Premises and equipment	51,819	43,093	8,726	20.2%
Intangible assets	77,905	54,264	23,641	43.6%
FHLB Stock	18,084	15,263	2,821	18.5%
BOLI	24,185	23,203	982	4.2%
Other real estate owned	3,468	1,154	2,314	200.5%
Other assets	37,743	28,322	9,421	33.3%
Total assets	$4,125,319	$3,698,795	$426,524	11.5%

Liabilities
Deposits:
Noninterest bearing	$389,127	$402,403	$(13,276)	-3.3%
Interest bearing
MMA, Sweep and NOW	407,758	740,578	(332,820)	-44.9%
Savings	392,845	247,535	145,310	58.7%
Time deposits	2,065,873	1,480,371	585,502	39.6%
Total interest bearing	2,866,476	2,468,484	397,992	16.1%
Total deposits	3,255,603	2,870,887	384,716	13.4%

Fed funds purchased and
repurchase agreements	61,487	70,850	(9,363)	-13.2%
FHLB Advances	359,296	301,868	57,428	19.0%
Junior subordinated debt	5,156	5,156	-	0.0%
Other liabilities	4,869	31,338	(26,469)	-84.5%
Total liabilities	3,686,411	3,280,099	406,312	12.4%
Total stockholders’ equity	438,908	418,696	20,212	4.8%
Total liabilities and stockholders’ equity	$4,125,319	$3,698,795	$426,524	11.5%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

Quarterly Average Balances
	December 31, 2008	September 30, 2008	$ Change	% Change
Assets
Cash and due from banks	$48,279	$53,789	$(5,510)	-10.2%
Federal funds sold	44,246	58,168	(13,922)	-23.9%

Securities available for sale	97,124	137,945	(40,821)	-29.6%
Securities held to maturity	3,517	3,739	(222)	-5.9%
Total securities	100,641	141,684	(41,043)	-29.0%

Loans held for sale	2,414	2,822	(408)	-14.5%
Loans
Commercial and industrial	456,594	458,330	(1,736)	-0.4%
RE commercial	1,051,625	1,055,207	(3,582)	-0.3%
Re construction	1,022,043	1,051,884	(29,841)	-2.8%
RE land development	602,838	602,436	402	0.1%
RE completed lots	249,849	241,036	8,813	3.7%
RE mortgage	385,218	362,543	22,675	6.3%
Installment and other	69,656	69,163	493	0.7%
Total	3,840,237	3,843,421	(3,184)	-0.1%
Allowance for credit losses	(121,288)	(87,365)	(33,923)	38.8%
Net loans	3,718,949	3,756,056	(37,107)	-1.0%

Premises and equipment	51,819	52,581	(762)	-1.4%
Intangible assets	77,905	77,977	(72)	-0.1%
FHLB Stock	18,084	17,207	877	5.1%
BOLI	24,185	24,321	(136)	-0.6%
Other real estate owned	3,468	3,179	289	9.1%
Other assets	37,743	36,768	975	2.7%
Total assets	$4,125,319	$4,221,730	$(96,411)	-2.3%

Liabilities
Deposits:
Noninterest bearing	$389,127	$386,896	$2,231	0.6%
Interest bearing
MMA, Sweep and NOW	407,758	586,319	(178,561)	-30.5%
Savings	392,845	392,552	293	0.1%
Time deposits	2,065,873	2,008,838	57,035	2.8%
Total interest bearing	2,866,476	2,987,709	(121,233)	-4.1%
Total deposits	3,255,603	3,374,605	(119,002)	-3.5%

Fed funds purchased and
repurchase agreements	61,487	33,631	27,856	82.8%
FHLB Advances	359,296	329,985	29,311	8.9%
Junior subordinated debt	5,156	5,156	-	0.0%
Other liabilities	4,869	13,853	(8,984)	-64.9%
Total liabilities	3,686,411	3,757,230	(70,819)	-1.9%
Total stockholders’ equity	438,908	464,500	(25,592)	-5.5%
Total liabilities and stockholders’ equity	$4,125,319	$4,221,730	$(96,411)	-2.3%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)
(Unaudited)

Year-to-Date Average Balances
	December 31, 2008	December 31, 2007	$ Change	% Change
Assets
Cash and due from banks	$50,410	$68,285	$(17,875)	-26.2%
Federal funds sold	29,197	18,405	10,792	58.6%

Securities available for sale	122,499	93,582	28,917	30.9%
Securities held to maturity	3,685	3,751	(66)	-1.8%
Total securities	126,184	97,333	28,851	29.6%

Loans held for sale	3,392	4,774	(1,382)	-28.9%
Loans
Commercial and industrial	437,481	383,242	54,239	14.2%
RE commercial	1,036,171	919,028	117,143	12.7%
Re construction	1,056,159	890,404	165,755	18.6%
RE land development	585,508	457,116	128,392	28.1%
RE completed lots	244,575	209,916	34,659	16.5%
RE mortgage	342,653	258,430	84,223	32.6%
Installment and other	68,562	62,841	5,721	9.1%
Total	3,774,501	3,185,751	588,750	18.5%
Allowance for credit losses	(82,528)	(43,972)	(38,556)	87.7%
Net loans	3,691,973	3,141,779	550,194	17.5%

Premises and equipment	51,214	35,944	15,270	42.5%
Intangible assets	78,013	41,224	36,789	89.2%
FHLB Stock	18,587	15,088	3,499	23.2%
BOLI	24,118	22,709	1,409	6.2%
Other real estate owned	2,301	395	1,906	482.5%
Other assets	35,574	29,402	6,172	21.0%
Total assets	$4,107,571	$3,470,564	$637,007	18.4%

Liabilities
Deposits:
Noninterest bearing	$379,766	$396,293	$(16,527)	-4.2%
Interest bearing
MMA, Sweep and NOW	586,943	716,777	(129,834)	-18.1%
Savings	349,318	268,017	81,301	30.3%
Time deposits	1,894,455	1,325,777	568,678	42.9%
Total interest bearing	2,830,716	2,310,571	520,145	22.5%
Total deposits	3,210,482	2,706,864	503,618	18.6%

Fed funds purchased and
repurchase agreements	73,460	42,542	30,918	72.7%
FHLB Advances	338,268	294,169	44,099	15.0%
Junior subordinated debt	5,156	5,156	-	0.0%
Other liabilities	18,224	27,657	(9,433)	-34.1%
Total liabilities	3,645,590	3,076,388	569,202	18.5%
Total stockholders’ equity	461,981	394,176	67,805	17.2%
Total liabilities and stockholders’ equity	$4,107,571	$3,470,564	$637,007	18.4%